                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
netGuru, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-111017, 333-29747, 333-72095 and 333-84184) on Form S-8 and in the
Registration Statements (Nos. 333-112181, 333-109517, 333-100651, 333-40564,
333-94921, 333-88887 and 333-84940) on Form S-3 of netGuru, Inc. of our report dated June 16, 2004, except as to the sixth paragraph of note 13 which is as of June 17, 2004, relating to the consolidated balance sheet of netGuru, Inc. and subsidiaries as of March 31, 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the two-year period ended March 31, 2004, which report appears in the March 31, 2004 annual report on Form 10-KSB of netGuru, Inc.

Our report contains an explanatory paragraph indicating that effective April 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

                                                              /s/ KPMG LLP
Costa Mesa, California
June 29, 2004